Exhibit 99.1

HeartCore Reports Second Quarter 2023 Financial Results

NEW YORK and TOKYO, August 14, 2023 (GLOBE NEWSWIRE) — HeartCore Enterprises, Inc. (Nasdaq: HTCR) (“HeartCore” or “the Company”), a leading software development company offering Customer Experience Management Platform (“CXM Platform”) and Digital Transformation (“DX”), reported financial results for the second quarter ended June 30, 2023.

Second Quarter 2023 and Recent Operational Highlights

●	Partnered with INTRIX, Inc. to license HeartCore’s Content Management System (CMS).
●	Executed a deal with Honda Trading Corporation for HeartCore’s task mining software solution, CONTROLIO, a web-based cloud system for employee monitoring and productivity enhancement.
●	Presented virtually and held one-on-one meetings at the Sidoti & Co.’s June Virtual Small-Cap Conference.
●	Hosted a U.S. Exchange Listing seminar in Tokyo, Japan on June 9, 2023 to a myriad of Japanese companies on the realities of going public on U.S. Exchanges in addition to an overview of its very successful Go IPO consulting service.
●	Partnered with Toppan Inc. to strengthen and expand Toppan’s digital marketing business utilizing HeartCore’s Contents Management System, in addition to both companies collaborating on joint business ventures.
●	Signed tenth Go IPO consulting service agreement with rYojbaba Inc.
●	Second quarter revenue grew 91% compared to same period 2022.
●	Year-to-Date revenue grew 180% compared to same period 2022.
●	Q2 2023 EPS loss of $0.04 was primarily due to lower consulting services revenue as none of HeartCore’s clients’ pending IPOs were completed in the second quarter.
●	YTD 2023 Company remained profitable and expects significant growth in second half 2022.

Management Commentary

“This past quarter reflected a period of growth from our enterprise software division, in addition to a time of important back-end movement within our Go IPO segment as our two-pronged growth strategy continues to manifest into full effect,” said CEO Sumitaka Yamamoto. “As evidenced by growth of 102% and successfully hitting profitability within our enterprise software vertical, we continue to garner new customers and capitalize on synergistic opportunities with Sigmaways. Though we didn’t have any Go IPO clients go public in Q2, we have a significant amount of progress being made behind the scenes and expect to see a robust second half of the year and beyond. I am very encouraged by the results we’ve generated year to date and expect an even stronger end to the calendar year.”

Second Quarter 2023 Financial Results

Revenues increased 91% to $5.1 million compared to $2.7 million in the same period last year. The increase was primarily due to increased revenue from customized software development and services as a result of Sigmaway and its subsidiaries, and an increase from GO IPO consulting services as the Company obtained more IPO Consulting customers in 2023.

Gross profit increased 13% to $1.5 million (gross margin of 30%) from $1.3 million (gross margin of 50%) in the same period last year. The increase was primarily from increased maintenance and support services and customized software development and services, offset by decrease in sales of on-premise software.

Operating expenses remained consistent at $3.0 million from the same period last year. The increase in general and administrative expenses was offset by decreases in selling and research and development expenses.

Net loss was $1.0 million or $(0.04) per diluted share, compared to a net loss of $1.7 million or $(0.09) per diluted share, in the same period last year.

As of June 30, 2023, the Company had cash and cash equivalents of $4.2 million compared to $7.2 million in December 31, 2022.

Six Months 2023 Financial Results

Revenues increased 180% to $13.8 million compared to $4.9 million in the same period last year. The increase was primarily due to increased revenue from customized software development and services as a result of Sigmaways and its subsidiaries, and an increase from GO IPO consulting services as the Company obtained more IPO Consulting customers in 2023 and received warrants from its customers.

Gross profit increased 180% to $7.1 million (gross margin of 52%) from $2.6 million (gross margin of 52%) in the same period last year. The increase was primarily due to an increase from GO IPO consulting services and customized software development and services.

Operating expenses increased to $6.3 million from $5.8 million in the same period last year. The increase was primarily due to increases in selling and general and administrative expenses, offset by a decrease in research and development expenses.

Net income was about $785,000 or $0.05 per diluted share compared to a net loss of $3.3 million or $(0.18) per diluted share, in the same period last year.

About HeartCore Enterprises, Inc.

Headquartered in Tokyo, Japan, HeartCore Enterprises is a leading software development company offering Software as a Service (SaaS) solutions to enterprise customers in Japan and worldwide. The Company also provides data analytics services that allow enterprise businesses to create tailored web experiences for their clients through best-in-class design. HeartCore’s customer experience management platform (CXM Platform) includes marketing, sales, service and content management systems, as well as other tools and integrations, which enable companies to enhance the customer experience and drive engagement. HeartCore also operates a digital transformation business that provides customers with robotics process automation, process mining and task mining to accelerate the digital transformation of enterprises. Furthermore, HeartCore offers “Go IPO,” a consulting service where it assists private companies with uplisting onto the Nasdaq Stock Market. Additional information about the Company’s products and services is available at and https://heartcore-enterprises.com/.

Forward-Looking Statements

All statements other than statements of historical facts included in this press release are forward- looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks, and uncertainties are discussed in HeartCore’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond HeartCore’s control which could, and likely will materially affect actual results, and levels of activity, performance, or achievements. Any forward-looking statement reflects HeartCore’s current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. HeartCore assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

HeartCore Investor Relations Contact:

Gateway Group, Inc.

Matt Glover and John Yi

HTCR@gateway-grp.com

(949) 574-3860

HEARTCORE ENTERPRISES, INC.

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

	For the six months ended June 30,
	2023	2022

Revenues	$13,829,523	$4,946,298
Cost of revenues	6,688,004	2,392,652
Gross profit	7,141,519	2,553,646

Operating expenses:
Selling expenses	1,056,704	934,754
General and administrative expenses	5,133,094	4,319,248
Research and development expenses	119,232	525,487
Total operating expenses	6,309,030	5,779,489

Income (loss) from operations	832,489	(3,225,843)

Other income (expenses):
Changes in fair value of investments in marketable securities	(229,022)	-
Changes in fair value of investments in warrants	166,107	-
Interest income	50,270	10,549
Interest expenses	(82,454)	(28,861)
Other income	124,001	25,450
Other expenses	(36,754)	(55,224)
Total other expenses	(7,852)	(48,086)

Income (loss) before income tax provision	824,637	(3,273,929)

Income tax expense (benefit)	39,446	8,163

Net income (loss)	785,191	(3,282,092)
Less: net loss attributable to non-controlling interest	(185,298)	-
Net income (loss) attributable to HeartCore Enterprises, Inc.	$970,489	$(3,282,092)

Other comprehensive income:
Foreign currency translation adjustment	5,499	299,413

Total comprehensive income (loss)	790,690	(2,982,679)
Less: comprehensive loss attributable to non-controlling interest	(187,258)	-
Comprehensive income (loss) attributable to HeartCore Enterprises, Inc.	$977,948	$(2,982,679)

Net income (loss) per common share attributable to HeartCore Enterprises, Inc.
Basic	$0.05	$(0.18)
Diluted	$0.05	$(0.18)

Weighted average common shares outstanding
Basic	19,959,333	18,105,698
Diluted	19,959,333	18,105,698

The accompanying notes are an integral part of these unaudited consolidated financial statements.

HEARTCORE ENTERPRISES, INC.

Condenssed Consolidated Balance Sheets

	June 30,	December 31,
	2023	2022
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$4,238,741	$7,177,326
Accounts receivable	2,812,337	551,064
Investments in marketable securities	1,028,846	—
Prepaid expenses	878,539	538,230
Note receivable	300,000	—
Due from related party	43,782	48,447
Other current assets	79,339	220,070
Total current assets	9,381,584	8,535,137

Non-current assets:
Property and equipment, net	331,389	203,627
Operating lease right-of-use assets	2,275,506	2,644,957
Intangible asset, net	4,834,375	—
Goodwill	3,276,441	—
Long-term investment in warrants	2,917,574	—
Deferred tax assets	238,783	263,339
Security deposits	339,052	244,395
Long-term loan receivable from related party	200,849	246,472
Other non-current assets	69	661
Total non-current assets	14,414,038	3,603,451

Total assets	$23,795,622	$12,138,588

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$1,194,222	$497,742
Accrued payroll and other employee costs	561,698	360,222
Due to related party	4,250	402
Current portion of long-term debts	548,297	697,877
Insurance premium financing	239,785	—
Factoring liability	328,967	—
Operating lease liabilities, current	262,063	291,863
Finance lease liabilities, current	7,386	19,294
Income tax payables	109,625	2,747
Deferred revenue	2,375,063	1,724,519
Other current liabilities	262,267	53,027
Total current liabilities	5,893,623	3,647,693

Non-current liabilities:
Long term debts	1,324,383	1,123,735
Operating lease liabilities, non-current	2,066,343	2,421,054
Finance lease liabilities, non-current	—	459
Deferred tax liabilities	1,353,625	—
Other non-current liabilities	124,936	138,018
Total non-current liabilities	4,869,287	3,683,266

Total liabilities	10,762,910	7,330,959

Shareholders' equity:
Preferred shares ($0.0001 par value, 20,000,000 shares authorized, no shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively)	—	—
Common shares ($0.0001 par value, 200,000,000 shares authorized; 20,842,690 and 17,649,886 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively)	2,083	1,764
Additional paid-in capital	19,258,681	15,014,607
Accumulated deficit	(9,603,090)	(10,573,579)
Accumulated other comprehensive income	372,296	364,837
Total HeartCore Enterprises, Inc. shareholders' equity	10,029,970	4,807,629
Non-controlling interest	3,002,742	—
Total shareholders' equity	13,032,712	4,807,629

Total liabilities and shareholders' equity	$23,795,622	$12,138,588

HEARTCORE ENTERPRISES, INC.

Unaudited Condensed Consolidated Statements of Cash Flows

	For the six months ended June 30,
	2023	2022

Cash flows from operating activities
Net income (loss)	$785,191	$(3,282,092)
Adjustments to reconcile net income (loss) to net cash
used in operating activities:
Depreciation and amortization expenses	306,097	46,688
Amortization of debt issuance costs	1,316	2,768
Non-cash lease expense	155,301	143,845
Deferred income taxes	(75,240)	14,167
Stock-based compensation	1,094,393	888,826
Warrants received as noncash consideration	(4,009,335)	-
Changes in fair value of investments in marketable securities	229,022	-
Changes in fair value of investments in warrants	(166,107)	-
Changes in assets and liabilities:
Accounts receivable	(596,312)	(344,779)
Prepaid expenses	1,245	(266,030)
Other assets	23,277	(5,516)
Accounts payable and accrued expenses	(8,359)	281,567
Accrued payroll and other employee costs	124	175,246
Due to related party	4,214	5,448
Operating lease liabilities	(147,035)	(148,125)
Finance lease liabilities	-	(288)
Income tax payables	106,625	(8,756)
Deferred revenue	810,639	596,762
Other liabilities	116,382	(193,598)
Net cash flows used in operating activities	(1,368,562)	(2,093,867)

Cash flows from investing activities
Purchases of property and equipment	(180,451)	(30,963)
Advance on note receivable	(300,000)	-
Repayment of loan provided to related party	23,715	21,508
Payment for acquisition of subsidiary, net of cash acquired	(724,910)	-
Net cash flows used in investing activities	(1,181,646)	(9,455)

Cash flows from financing activities
Proceeds from initial public offering, net of issuance cost	-	13,602,554
Proceeds from issuance of common shares prior to initial public offering	-	220,572
Repurchase of common shares	-	(1,336,762)
Payments for finance leases	(11,243)	(24,189)
Proceeds from long-term debt	-	258,087
Repayment of long-term debts	(411,923)	(469,166)
Repayment of insurance premium financing	(149,250)	(167,955)
Net proceeds from factoring arrangement	328,967	-
Payments for debt issuance costs	(448)	(1,030)
Payment for mandatorily redeemable financial interest	-	(430,489)
Net cash flows provided by (used in) financing activities	(243,897)	11,651,622

Effect of exchange rate changes	(144,480)	(221,960)

Net change in cash and cash equivalents	(2,938,585)	9,326,340

Cash and cash equivalents - beginning of the period	7,177,326	3,136,839

Cash and cash equivalents - end of the period	$4,238,741	$12,463,179

Supplemental cash flow disclosures:
Interest paid	$40,083	$28,025
Income taxes paid	$-	$3,013

Non-cash investing and financing transactions
Payroll withheld as repayment of loan receivable from employees	$-	$12,034
Share repurchase liability settled by issuance of common shares	$-	$16
Deferred offering costs recognized against the proceeds from the offering	$-	$178,847
Insurance premium financing	$389,035	$388,538
Liabilities assumed in connection with purchase of property and equipment	$2,199	$9,676
Common shares issued for acquisition of subsidiary	$3,150,000	$-
Investments in warrants converted to marketable securities	$1,257,868	$-